SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	December 7, 2009

GLOBAL INK SUPPLY COMPANY
(Exact name of registrant as specified in its charter)

Delaware	000- 52630	26-2524571
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

256 S. Robertson Boulevard Beverly Hills, California	90211
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:
(310) 901-8252

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01.	Change in Control of Registrant

On December 7, 2009, Emmanuel Strategic Partners, Inc. sold a total of 64,900,000 shares of the Registrant’s common stock pursuant to a Stock Purchase Agreement, which resulted in a change of control with respect to the Registrant’s stock ownership and two additional directors were appointed to the Registrant.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On December 7, 2009, Ryan Hart and Aykut Ferah were elected and appointed to the Board of Directors of the Registrant. In addition, effective December 3, 2009, Aykut Ferah became Chief Executive Officer of the Registrant, replacing Andrew W. Baum as Chief Executive Officer of the Registrant and Ismet Turan was elected the Company’s Chief Technology Officer.

Aykut Ferah, Chief Executive Officer – Mr. Ferah is a dual citizen of Austria and Turkey and fluent in Turkish, German and English.  Mr. Ferah moved from Vienna to Istanbul after graduating with a business degree in 1997. From 1997 to present, Mr. Ferah built Red Bull Turkey from scratch to a profitable energy drink market leader with 150 employees.  Ferah is an active member of the Austrian – Turkish Chamber of Commerce, the Chamber of Foreign Investors in Turkey and a board member of Rizespor, a professional club of the Turkish Football League. Due to the large success with Red Bull, Mr. Ferah decrees over vast contacts to Turkish government officials and ministries, as well as experience and contacts from private ventures in the Turkish wind energy sector.

Ryan E. Hart, Executive Chairman - Mr. Hart is a Swiss-American financial investor based in Istanbul and New York. After working several years at Credit Suisse and UBS in the fields of Equity Trading and Portfolio Management, Mr. Hart founded Mirus Investments AG in 2004 as an alternative investment advisor (with a strong focus on hedge funds and venture capital) to independent asset managers and high net-worth individuals.  Since the inception of Mirus Investments, Mr. Hart and his clients have been early investors in numerous public and private businesses, offering start-up and small companies the financial resources and network to execute their business plans and create sustainable share holder value.

Ismet Turan, Chief Technology Officer -Mr. Turan holds a Bachelor degree in Electrical Engineering from the Gazi University in Ankara, Turkey and a Master in Business Administration degree from the Atilim University of Ankara.  Mr. Turan has an 18-year career in the Turkish energy industry and is fluent in Turkish and English. He has served as Engineer for the Turkish Electricity Agency (TEK), as well as Chief Technician at the Turkish Electricity and Transmission Agency (TEAS) where he supervised various thermal power plant projects – from planning to building - for a total of nearly 2000MW power output.  At the Electricity Generation Company of Ankara (EÜAS) Mr. Turan was the responsible principal of a 1440MW thermal power plant, before taking the position of an energy expert and consultant at the Energy Market Regulatory Authority of Turkey in Ankara, where he was responsible for the entire licensing process of all applications in the renewable energy sector, from wind to geothermal, to solar and biogas.  During his tenure with the Energy Market Regulatory of Turkey, Mr. Turan worked and assisted in several parliamentary committees in the liberalization of the Turkish energy market.  Passed bills involving Mr. Turan include: “Energy Efficiency Law”, “Renewable Energy Law” as well “Regulation on Principles and Procedures for Granting Guarantee of Origin”.

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

GLOBAL INK SUPPLY COMPANY

Date: December 7, 2009	By:	/s/ Anykut Ferah
Anykut Ferah
Chief Executive Officer